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                                                                    Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 30, 2004, with respect to the consolidated financial statements of MWM Holding, Inc. and subsidiaries included in the Registration Statement on Form S-4 and related Prospectus of Ply Gem Industries, Inc. for the registration of $135,000,000 of 9% Senior Subordinated Notes due 2012.

                                        /s/ Ernst & Young LLP

Greensboro, NC
December 21, 2004